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                                                                    EXHIBIT 23.5


Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma
U.S.A. 73102-8260


                      CONSENT OF AJM PETROLEUM CONSULTANTS


We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report relating to Canadian reserves for Devon Energy Corporation as of December 31, 2002, which appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation.



                                        AJM PETROLEUM CONSULTANTS

                                        By:  /s/ ROBIN G. BERTRAM
                                           ------------------------------------
                                           Name:  Robin G. Bertram, P. Eng.
                                           Title: Vice President, Engineering

April 30, 2003